UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2026

AtlasClear Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41956	92-2303797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2203 N. Lois Ave., Ste. 814 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

(727) 446-6660

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on the Form 8-K filed by AtlasClear Holdings, Inc. (the “Company”) on May 29, 2026, on May 27, 2026, the stockholders of the Company approved a first amendment (the “Plan Amendment”) to the Company’s 2024 Equity Incentive Plan (the “Plan”). The Plan Amendment had previously been approved by the Company’s board of directors, subject to stockholder approval. The Plan Amendment increases the number of shares of the company’s common stock authorized for issuance under the Plan by 15,000,000.

A detailed summary of the Plan and Plan Amendment appears on pages 13 through 20 of the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 30, 2026, as supplemented by additional proxy materials filed with the SEC on May 12, 2026. That summary is incorporated herein by reference.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to AtlasClear Holdings, Inc. 2024 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: June 1, 2026	/s/ John Schaible
Name: John Schaible
Title: Executive Chairman